EXHIBIT 23.2

CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

The Rowe Companies, Inc.
McLean, Virginia

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated January 8, 2003, relating to the consolidated financial statements and schedules of The Rowe Companies, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 1, 2002.

/s/ BDO Seidman, LLP BDO Seidman, LLP
High Point, North Carolina September 2, 2003